Exhibit 10.8

PERSONAL AND CONFIDENTIAL

July 16, 2012

A.J. Cervantes
TRIG Acquisition 1, Inc.
641 Lexington Avenue
Suite 1526
New York, NY  10022

Mr. Cervantes:

This letter agreement confirms our understanding of the engagement of Grandview Capital Partners, Inc. (“Grandview”) by TRIG Acquisition 1, Inc.(together with its subsidiaries and affiliates, the “Company”) to act as an advisor to the Company.

1.           Services.  Grandview will provide you with advisory services, and Grandview accepts such retention on the terms and conditions set forth in this Agreement.  In such capacity, Grandview shall: (i) assist the Company in identifying, screening, analyzing and ranking potential merger or acquisition partners or targets; (ii) advise the Company as to strategy and tactics for discussions and negotiations with potential merger or acquisition partners or targets, and, if requested by the Company, participate in such discussions and negotiations; (iii) advise the Company with respect to the structure, form, terms and timing of the merger or acquisition; (iv) assist the Company in preparing the required merger or acquisition documents (including a letter of intent, information memorandum and definitive agreement); and (v) provide such other customary merger related services upon which the parties may mutually agree.  It is expressly agreed that this Agreement does not constitute an agreement, commitment, covenant or representation by Grandview to purchase any securities of the Company or introduce the Company to any third party financing sources, whether debt, equity or otherwise.  It is understood and agreed that Grandview’s services hereunder will not include providing any legal, accounting, regulatory or tax advice or developing any tax strategies for the Company. If you should request us to provide additional services not otherwise contemplated by this letter agreement, the Company and Grandview will enter into an additional letter agreement which will set forth the nature and scope of the services, appropriate compensation and other customary matters, as mutually agreed upon by the Company and Grandview.

2.           Information.  In connection with Grandview’s activities hereunder, the Company will cooperate with Grandview and furnish Grandview upon request with all information regarding the business, operations, properties, financial condition, management and prospects of the Company (all such information so furnished being the “Information”) which Grandview deems appropriate and will provide Grandview with access to the Company’s officers, directors, employees, independent accountants and legal counsel.  The Company represents and warrants to Grandview that all Information made available to Grandview hereunder will be complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements are or will be made.  The Company further represents and warrants that any projections and other forward-looking information provided by it to Grandview will have been prepared in good faith and will be based upon assumptions which, in light of the circumstances under which they are made, are reasonable.  The Company recognizes and confirms that Grandview: (i) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same; (ii) does not assume responsibility for the accuracy or completeness of the Information and such other information; and (iii) will not make an appraisal of any assets of the Company or the Company generally.  Any advice rendered by Grandview pursuant to this Agreement may not be disclosed publicly without Grandview’s prior written consent.

3.           Compensation. In connection with this engagement, the Company agrees to pay us

(a) ten thousand dollars ($10,000) per month for a period of 18 months. If the commencement date is not on the first day of the month; the Company shall pay a pro rata share of the monthly fee for the remainder of such month plus the monthly fee for the following month. Subsequent payments shall be due and payable on the first day on each month thereafter.

(b) In the event that Capital enters into any transaction involving a sale of the Corporation or the sale of any substantial/material assets within 36 months of the date of this letter, a fee based on Transaction Value (as defined below) as follows:

10.0% of the Transaction Value up to $1,000,000 plus
 8.0% of the Transaction Value from $1,000,001 to $2,000,000 plus
 6.0% of the Transaction Value from $2,000,001 to $3,000,000 plus
 4.0% of the Transaction Value from $3,000,000 to $4,000,000 plus
 3.0% of the Transaction Value above $4,000,000 $5,000,000 plus
 2.0% of the Transaction Value above $5,000,000

“Transaction Value” is defined as the total of all transaction consideration including, but not limited to cash, notes, warrants, options, stock, management agreements, employment compensation and signing bonuses in excess of the industry standard for the job actually performed, covenants not to compete, earn-outs, royalties, debt assumption, and any other valuable consideration given in exchange for securities or assets of the Company;

(c) upon the consummation of a merger or Acquisition of Grilled Cheese, Inc., a cash success fee (the “Transaction Fee”) equal to $80,000 payable by the Company for such Transaction; and

The Company also agrees to periodically reimburse Grandview promptly when invoiced for all of its reasonable expenses (including reasonable fees and expenses of its legal counsel) in connection with the performance of its services hereunder, regardless of whether a Transaction occurs. Upon termination of this letter agreement or completion of a Transaction, the Company agrees to pay promptly in cash any unreimbursed expenses that have accrued as of such date. To the extent officers and employees of Grandview assist in, or provide testimony in trial or deposition for any action, suit or proceeding relating to a Transaction or our engagement hereunder, the Company will pay Grandview a per diem charge for the services of such officers and reasonable fees and expenses of legal counsel in connection with such services in an amount to be mutually agreed upon by the Company and Grandview prior to such assistance.

4.           Term. This engagement will commence on the date of this letter agreement and terminate on the earlier of (i) Eighteen Months from the date of this agreement, which such term may be renewed or extended by the mutual written agreement of the parties or (ii) 30 days from the date on which a party receives written notice from the other party of termination of this engagement. Notwithstanding the foregoing, the Company agrees that the provisions relating to the payment of fees, reimbursement of expenses, indemnification and contribution, independent contractor, conflicts, confidentiality and waiver of the right to trial by jury will survive any such termination.

5.           Indemnification. As Grandview will be acting on your behalf, you agree to indemnify Grandview and certain related parties in the manner set forth in Annex A which is attached and incorporated by reference in its entirety to this letter agreement, the provisions of which are hereby acknowledged by the Company.

6.           Use of Information. The Company will furnish (or will use its best efforts to cause other potential parties to the Transaction to furnish) to Grandview such information as Grandview requests for purposes of performing services under this letter agreement (the “Information”) and will provide Grandview with access to the Company’s officers, directors, employees, independent accountants and legal counsel.  The Company hereby agrees and represents that all Information relating to the Company furnished to Grandview will be accurate and complete in all material respects at the time provided, and that, if the Company is aware of any Information becoming materially inaccurate, incomplete or misleading during the engagement hereunder, the Company will promptly advise Grandview. The Company further represents and warrants that any projections and other forward-looking information provided by it to Grandview will have been prepared in good faith and will be based upon assumptions which, in light of the circumstances under which they are made, are reasonable.  The Company recognizes and confirms that Grandview: (i) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same; (ii) does not assume responsibility for the accuracy or completeness of the Information and such other information; and (iii) will not make an appraisal of any assets of the Company or the Company generally.

7.           Independent Contractor. The Company acknowledges that in performing its services, Grandview is acting as an independent contractor, and not as a fiduciary, agent or otherwise, to the Company or any other person. The Company acknowledges that in performing its services hereunder, Grandview shall act solely pursuant to a contractual relationship on an arm's length basis.

8.           Confidentiality. The Company further acknowledges that any service, information or advice, including the Opinion, provided by Grandview to the Company in connection with this engagement is for the confidential use of the Board of Directors and senior management of the Company and may not be disclosed or referred to publicly or to any third party, without our prior written consent, which consent will not be unreasonably withheld.

Each party to this Agreement shall safeguard and hold confidential from disclosure to unauthorized parties all “Confidential Information” of the other party. For purposes of this Section, the term “Confidential Information” shall mean any and all information which is in any way connected with, derived from or related to the business of a party, including without limitation, any business and financial records, any retail or institutional customer information, computer programs, technical data, investment information, lists, compilations, compositions, programs, plans, devices, descriptions, drawings, methods, techniques, processes, designs, theories concepts or ideas, and any information relating to the pricing or marketing policies, suppliers or customers of a party. Confidential Information shall not include information to the extent such information is: (i) already known to the receiving party free of any restriction at the time obtained, including information in the public domain; (ii) subsequently learned from an independent third party free of restriction; (iii) known through no wrongful act of either party; or (iv) independently developed by one party without reference to information that is confidential. Unless otherwise required by applicable law or as requested or required by any regulatory or governmental authority (whether or not such request or requirements has the force of law), each party to this Agreement agree not to disclose the terms and conditions of this Agreement nor any Confidential Information made available to it pursuant to the terms of this Agreement, provided, however, that this Agreement may be disclosed to any auditors, legal counsel and rating agencies and any other entities to whom disclosure is required.

Without limiting the generality of the foregoing, each party agrees to comply with the other party's then current privacy policies, as the same may be amended from time to time, with respect to customer information. Each party agrees upon request to provide the other party with a copy of the most current privacy policies, or any changes thereto, at the same time that such privacy policies or changes are disseminated to the public.

9.           Conflicts. The Company acknowledges that Grandview and its affiliates may have and may continue to have investment banking and other relationships with parties other than the Company pursuant to which Grandview may acquire information of interest to the Company. Grandview shall have no obligation to disclose such information to the Company or to use such information in connection with any contemplated transaction. It is possible that Grandview will represent more than one potential bidder in connection with the financing of the Transaction and you acknowledge that such representation could directly or indirectly impact a Transaction. Despite any conflicts of interest which may exist, the Company hereby agrees to allow Grandview to continue representing the Company and any such other bidders and hereby irrevocably waives and releases and its directors, agents, employees and controlling persons from, any claims or causes of action arising out of any such conflicts of interest whether arising prior to, on or after the date of this letter.

10.           Anti-Money Laundering. To help the United States government fight the funding of terrorism and money laundering activities, the federal law of the United States requires all financial institutions to obtain, verify and record information that identifies each person with whom they do business. This means we must ask you for certain identifying information, including a government-issued identification number (e.g., a U.S. taxpayer identification number) and such other information or documents that we consider appropriate to verify your identity, such as certified articles of incorporation, a government-issued business license, a partnership agreement or a trust instrument.

11.           Governing Law; Jurisdiction; Waiver of Jury Trial.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be fully performed therein, without regard to conflicts of law principles.  The Company irrevocably submits to the exclusive jurisdiction of any court of the State of New York or the United States District Court for the Southern District of the State of New York for the purpose of any suit, action or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated hereby, which is brought by or against the Company, and agrees that service of process in connection with any such suit, action or proceeding may be made upon the Company in accordance with Section 19 hereof.  The parties hereby expressly waive all rights to trial by jury in any suit, action or proceeding arising under this Agreement.

12.           Amendments.  This Agreement may not be modified or amended except in a writing duly executed by the parties hereto.

13.           Headings.  The section headings in this Agreement have been inserted as a matter of reference and are not part of this Agreement.

14.           Successors and Assigns.  The benefits of this Agreement shall inure to the parties hereto, their respective successors and assigns and to the indemnified parties hereunder and their respective successors and assigns, and the obligations and liabilities assumed in this Agreement shall be binding upon the parties hereto and their respective successors and assigns.  Notwithstanding anything contained herein to the contrary, neither Grandview nor the Company shall assign any of its obligations hereunder without the prior written consent of the other party.

15.           No Third Party Beneficiaries.  This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person or entity not a party hereto, except those entitled to the benefits of the Indemnification Provisions.  Without limiting the foregoing, the Company acknowledges and agrees that Grandview is not being engaged as, and shall not be deemed to be, an agent or fiduciary of the Company’s stockholders or creditors or any other person by virtue of this Agreement or the retention of Grandview hereunder, all of which are hereby expressly waived.

16.           Waiver.  Any waiver or any breach of any of the terms or conditions of this Agreement shall not operate as a waiver of any other breach of such terms or conditions or of any other term or condition, nor shall any failure to insist upon strict performance or to enforce any provision hereof on any one occasion operate as a waiver of such provision or of any other provision hereof or a waiver of the right to insist upon strict performance or to enforce such provision or any other provision on any subsequent occasion.  Any waiver must be in writing.

17.           Counterparts.  This Agreement may be executed in any number of counterparts and by facsimile transmission, each of which shall be deemed to be an original instrument, but all of which taken together shall constitute one and the same agreement.  Facsimile signatures shall be deemed to be original signatures for all purposes.

18.           Limitation of Liability.   Grandview and the Company agree that neither Grandview nor any of its affiliates or any of its/their respective officers, directors, controlling persons (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act of 1934), employees or agents shall have any liability to the Company, its security holders or creditors, or any person asserting claims on behalf of or in the right of the Company (whether direct or indirect, in contract, tort, for an act of negligence or otherwise) for any losses, fees, damages, liabilities, costs, expenses or equitable relief arising out of or relating to this Agreement or the Services detailed herein, except for losses, fees, damages, liabilities, costs or expenses that arise out of or are based on any action of or failure to act by Grandview and that are finally and fully judicially determined to have resulted solely from the gross negligence or willful misconduct of Grandview.

19.           Miscellaneous.  The Company represents and warrants to Grandview that there are no brokers, representatives or other persons which have an interest in compensation due to Grandview from any Transaction or our services contemplated herein. Grandview may, at its own expense, place announcements or advertisements in financial newspapers and journals describing our services hereunder upon consummation of a Transaction.

20.           Notices.  All notices provided hereunder shall be given in writing and either delivered personally or by overnight courier service or sent by certified mail, return receipt requested, or by facsimile transmission, if to Grandview, Grandview 300 South Pine Island Road, Suite 240, Plantation, FL 33324, Attention: Peter Goldstein, Fax No. 954.337.4610, and if to the Company, at TRIG Acquisition 1, Inc., 641 Lexington Avenue, Suite 1526, New York, NY  10022. Attention: A.J. Cervantes. Any notice delivered personally or by fax shall be deemed given upon receipt (with confirmation of receipt required in the case of fax transmissions); any notice given by overnight courier shall be deemed given on the next business day after delivery to the overnight courier; and any notice given by certified mail shall be deemed given upon the second business day after certification thereof.

[Signature Page Follows]

Please confirm our mutual understanding of this engagement by signing and returning to us the enclosed duplicate copy of this letter agreement.  We are pleased that you have engaged us to act as your advisor and are looking forward to working with you on this assignment.

Very truly yours, Grandview Capital Partners, Inc. ____________________________ Name: Peter Goldstein Title: President

Agreed to and accepted this 16th Day of July, 2012

TRIG Acquisition 1, Inc.

_____________________________
Name:    A.J. Cervantes
Title:      President

Exhibit A

INDEMNIFICATION PROVISIONS

Capitalized terms used in this Exhibit shall have the meanings ascribed to such terms in the Agreement to which this Exhibit is attached (the “Agreement”).

TRIG Acquisition 1, Inc. agrees to indemnify and hold harmless Grandview and each of the other Indemnified Parties (as hereinafter defined) from and against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements, and any and all actions, suits, proceedings and investigations in respect thereof and any and all legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise (including, without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing, pursing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which any Indemnified Party is a party)) (collectively, “Losses”), directly or indirectly, caused by, relating to, based upon, arising out of, or in connection with, Grandview’s acting for the Company, including, without limitation, any act or omission by Grandview in connection with its acceptance of or the performance or non-performance of its obligations under the Agreement , any breach by the Company of any representation, warranty, covenant or agreement contained in the Agreement (or in any instrument, document or agreement relating thereto, including any Agency Agreement), or the enforcement by Grandview of its rights under the Agreement or these indemnification provisions, except to the extent that any such Losses are found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the gross negligence or willful misconduct of the Indemnified Party seeking indemnification hereunder.  The Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement of Grandview by the Company or for any other reason, except to the extent that any such liability is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from such Indemnified Party’s gross negligence or willful misconduct.

These Indemnification Provisions shall extend to the following persons (collectively, the “Indemnified Parties”):  Grandview, its present and former affiliated entities, managers, members, officers, employees, legal counsel, agents and controlling persons (within the meaning of the federal securities laws), and the officers, directors, partners, stockholders, members, managers, employees, legal counsel, agents and controlling persons of any of them.  These indemnification provisions shall be in addition to any liability which the Company may otherwise have to any Indemnified Party.

If any action, suit, proceeding or investigation is commenced, as to which an Indemnified Party proposes to demand indemnification, it shall notify the Company with reasonable promptness; provided, however, that any failure by an Indemnified Party to notify the Company shall not relieve the Company from its obligations hereunder.  An Indemnified Party shall have the right to retain counsel of its own choice to represent it, and the fees, expenses and disbursements of such counsel shall be borne by the Company.  Any such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the Company and any counsel designated by the Company.  The Company shall be liable for any settlement of any claim against any Indemnified Party made with the Company’s written consent.  The Company shall not, without the prior written consent of Grandview, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent (i) includes, as an unconditional term thereof, the giving by the claimant to all of the Indemnified Parties of an unconditional release from all liability in respect of such claim, and (ii) does not contain any factual or legal admission by or with respect to an Indemnified Party or an adverse statement with respect to the character, professionalism, expertise or reputation of any Indemnified Party or any action or inaction of any Indemnified Party.

A-1

In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these indemnification provisions is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Company shall contribute to the Losses to which any Indemnified Party may be subject (i) in accordance with the relative benefits received by the Company and its stockholders, subsidiaries and affiliates, on the one hand, and the Indemnified Party, on the other hand, and (ii) if (and only if) the allocation provided in clause (i) of this sentence is not permitted by applicable law, in such proportion as to reflect not only the relative benefits, but also the relative fault of the Company, on the one hand, and the Indemnified Party, on the other hand, in connection with the statements, acts or omissions which resulted in such Losses as well as any relevant equitable considerations.  No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for fraudulent misrepresentation.  The relative benefits received (or anticipated to be received) by the Company and it stockholders, subsidiaries and affiliates shall be deemed to be equal to the aggregate consideration payable or receivable by such parties in connection with the transaction or transactions to which the Agreement relates relative to the amount of fees actually received by Grandview in connection with such transaction or transactions.  Notwithstanding the foregoing, in no event shall the amount contributed by all Indemnified Parties exceed the amount of fees previously received by Grandview pursuant to the Agreement.

Neither termination nor completion of the Agreement shall affect these Indemnification Provisions which shall remain operative and in full force and effect.  The Indemnification Provisions shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Indemnified Parties and their respective successors, assigns, heirs and personal representatives.

 A-2